SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      March 6, 2003

FRANKLIN FINANCIAL SERVICES CORPORATION
(Exact name of registrant as specified in its new charter)

Pennsylvania	0-12126	23-144083
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Indent. No.)

20 South Main Street, Chambersburg, PA		17201
(Address of principal executive office)		(Zip Code)

(717) 264-6116
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changes since last report)

Item 5.  Other Events.

     The press release of Franklin Financial Services Corporation dated March 6, 2003 and attached hereto as Exhibit 99, relating to the authorization to repurchase up to 50,000 shares of common  stock in open  market or privately negotiated transactions, is incorporated by  reference herein.

Item 7.  Financial Statements and Exhibits.

     (c)  Exhibits.

     The following exhibits are filed herewith:

Number	Description	Page Number

99	Press Release, dated March 6, 2003, of Franklin Financial Services Corporation	3

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN FINANCIAL
SERVICES CORPORATION

By:	/s/ William E. Snell Jr
William E. Snell, Jr., President and Chief Executive Officer

Dated:  March 6, 2003